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                                                                    EXHIBIT 10.4

                       SUPPLY AND DISTRIBUTION AGREEMENT
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     THIS AGREEMENT, is made this 15th day of September, 1995, by and between
MEDICAL POLYMERS, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal place of business at 7600 Burnet Road, Suite 350, Austin, Texas 78757 (hereafter referred to as "MPI") and Carrington Laboratories, Inc., a corporation duly organized and existing under the laws of the State of Texas having its principal place of business at 2001 Walnut Hill Lane, Irving, Texas 75038 (hereinafter referred to as "Carrington").

                                  BACKGROUND:

     MPI is a biomedical company engaged in developing unique polymer-based products for use by the OTC markets which have developed products known as Miracle Grip(TM), QUITCH(R), Alpha Hy(TM) stick, QUITZIT(TM) and Relaxor(TM) which are more particularly described on Exhibit A attached hereto and is developing other OTC products. MPI desires to sell such products to Carrington and to appoint Carrington as a distributor of such product and to grant Carrington a right to become a distributor of other products which may from time to time be developed by MPI, all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, MPI and Carrington hereby agree as follows:

     1.  Definitions.  For purposes hereof, the following terms shall have the
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following meanings:

     1.1. The term "MPI" shall mean Medical Polymers, Inc., and its successors and assigns.

     1.2. The term "Carrington" shall mean Carrington Laboratories, Inc. and its successors and assigns.

     1.3. The term "Other Products" shall mean any product (other than the Products listed in Exhibit A) developed from time to time during the term of this Agreement by MPI for use in the OTC market.

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     1.4.  The term "Product" shall mean Miracle Grip(TM), QUITCH!(R),
QUITCH(R)D, QUITZIT(TM), Alpha Hy(TM) stick, or Relaxor(TM), descriptions of which is set forth on Exhibit A attached hereto as used by consumers with dentures.

     1.5 The term "Territory" shall mean the United States of America and Canada, South America, Mainland China, and their respective territories.

     2.    Appointment.
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     2.1.  MPI hereby appoints Carrington as a distributor of the Product within the Territory.

     3.    Duties of MPI; Ordering Product.
           --------------------------------

     3.1. During the Term, MPI shall manufacture or cause to be manufactured the Products in accordance with all applicable laws, rules and regulations and in accordance with good manufacturing practices and those practices utilized by MPI in the production of any of its other products. Such completed Products shall be sold to Carrington in accordance with the terms of this Agreement. MPI shall use its best efforts to obtain, at its expense, all necessary approvals for the production of Products, including without limitation, any required approval of the FDA.

     3.2. Throughout the term of this Agreement, Carrington shall deliver purchase orders for any Product and Products it shall desire to distribute hereunder and MPI shall manufacture or cause to be manufactured the Product and Other Products to fill such purchase orders. The parties acknowledge and agree that no minimum shall be required for the first Contract Year. Thereafter, the minimum amount of units of any of the Product purchased by Carrington for any calendar subsequent year during the term of this Agreement shall not be less than the amount specified on Exhibit B attached hereto.

     4.    Duties of Carrington.
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     4.1.  Throughout the term of this Agreement, Carrington shall use its best efforts to market aggressively the Products through the Emprise company, the Home Shopping Network and Carrington's catalog program. In connection therewith, Carrington shall employ and maintain sufficient staff and sales personnel to meet its obligation hereunder.

     4.2. Carrington shall make such filings and take such actions as may be required to qualify to transact business under applicable state and local laws, and any laws required by an countries outside the Territory, in order to perform its services hereunder.

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     4.3.  At Carrington's request, private labeling of the Products shall occur as quickly as possible, as mutually agreed upon by the Parties. Should such private labeling be required, Carrington shall be responsible for preparing the labeling for the Product and shall submit such labeling to MPI for its approval. Carrington shall retain the title to and right to use all such labeling. Regarding non-exclusive sales to Home Shopping Network, Carrington will represent (package) MPI's products in conjunction with other Carrington products. The sale of MPI's products through the Home Shopping Network without Carrington products will be done only with the expressed assistance of MPI marketing representatives. If Carrington is unsuccessful at achieving a test market for MPI's products through the Home Shopping Network, product sales of MPI products would revert back to MPI.

     5.    Price and Terms of Payment.
           ---------------------------

     5.1. Carrington agrees to pay MPI a price the price set for in Exhibit C for the first 1,000,000 units ordered per each Product. MPI agrees that such prices paid by Carrington will be no greater than that paid by other parties distributing the Product in the Territory. Both MPI and Carrington acknowledge and agree that a mechanism must be established to provide Carrington with ample incentive to sell greater volumes of Products and that such mechanism will include an increase in the applicable gross margin generated by Carrington by selling the products. Both parties agree that discussions to devise such a mechanism will be held prior to such time as the order, the fulfillment of which will complete the first million ounces sold to Carrington, is placed with MPI.

     5.2. Carrington shall pay MPI for all Products purchased by Carrington hereunder on a net thirty (30) day basis, with Carrington receiving a one percent (1%) credit for any payments mailed within twenty-two (22) days.

     5.3. If the terms and conditions which are set forth in any purchase order or one blanket purchase order provided by Carrington hereunder are inconsistent with the provisions of this Agreement, then such terms and conditions shall not apply to any purchases and sales of the Products hereunder unless agreed to in writing by MPI.

     6.    Delivery and Acceptance.  The Products shall be delivered to
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Carrington F.O.B. Grand Prairie, Texas. Title to and ownership of the Products shall be transferred to Carrington upon shipment of such Products from MPI or MPI's agent and Carrington shall assume the risk of loss and damage to such Product and Other Products thereafter. Carrington shall have the

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right to reject any or all of the Products upon arrival and for a period of five (5) days thereafter for any of the following reasons: (i) any printing on the labels which contains the Products is not legible and smudge-free; (ii) the package containing the Products is damaged or is not full or no date code appears on such container. In the event of such rejection, Carrington shall notify MPI in writing within five (5) days of Carrington's receipt thereof.
Upon such notice, MPI shall replace all defective or unaccepted Products in accordance with the terms of Section 13, below.

     7.    Licenses and Permits.  At its sole expense, MPI shall obtain, if
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necessary and applicable, all licenses, approvals, registrations and qualifications required under all applicable laws, rules, regulations and ordinances from all federal, state, local or foreign governmental agencies relating to the manufacture or sale of the Products within the Territory which may be subject to this Agreement. In connection therewith, Carrington shall provide, at no cost to Carrington, such assistance as may be reasonable requested by MPI to assist in such process.

     8.    Market Information.  Carrington shall keep MPI informed of any
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information which it obtains concerning the Products, particularly with regard to market conditions, and new market opportunities. Carrington will develop with MPI a market introduction plan for each of the Products and a market "roll out" plan for the introduction of the Products. This plan will be jointly renewed or reviewed at three (3) month intervals during the first year of this Agreement and at four (4) month intervals in any renewal years of this Agreement.

     9.    Inventory.  MPI shall maintain at all times during the term of this
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Agreement and inventory of the Products in such quantities as is necessary in order to fill the monthly purchase order commitments calculated with reference to the minimum quantities specified on Exhibit B attached hereto. Carrington will provide, on a quarterly basis dated from the initial order, written forecasts to MPI as to Carrington's projected demand for the Products.

     10.   Warranty.  Carrington warrants to MPI that the Products distributed
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by Carrington hereunder shall be free from defects in material and workmanship and shall be produced using good manufacturing practices and in accordance with all applicable laws, rules and regulations and such quality standards as is appropriate in the industry. In the event that any recall of any of the Products is instituted either at the request of MPI or as mandated by any governmental agency or authority, MPI shall bear all costs regarding such recall. In the event that any Product is found to be defective or is not otherwise accepted by Carrington hereunder in accordance with the provisions of Section 6, above, such defective or unaccepted Product shall be replaced within

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ten (10) business days by MPI at no additional cost to Carrington. In the event that Carrington shall change its labeling procedures without the consent of MPI hereunder, or takes any other action which results directly in the recall of any Products, Carrington shall be responsible for all costs relating to such recall.

     11.   Indemnification.
           ----------------

     11.1. MPI shall indemnify, defend and hold harmless Carrington and all of Carrington's officers, directors, shareholders, employees and agents from and against any and all losses, damages, costs and expenses, including attorney's fees and expenses, which Carrington may, at any time, sustain or incur which relates to or arises out of in any manner the Products (other than losses, damages, costs and expenses) which arise as a result of the negligence of Carrington or its employees or conduct by Carrington or its employees which are in breach of this Agreement including, but not limited to, any claim or action for patent or trademark infringement in connection with any of the Products.

     11.2. Carrington shall indemnify, defend and hold harmless MPI for any fraud or misrepresentation of Carrington, its representatives or agents in connection with the sale or marketing of Products hereunder.

     11.3. If any action with respect to which indemnity may be sought hereunder by either party shall be brought against such party, the other party shall be entitled to participate in the defense thereof at its own expense or to settle any such action only with the consent of the party against whom such action is brought. In such event, each party shall cooperates with the other in providing full and complete access to all relevant and non-privileged records of the other.

     12.    Confidentiality.
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     12.1.  The technical and other information furnished or disclosed by either party to the other hereunder is to be used by the parties solely for the activities related to this Agreement.

     12.2. During the term of this Agreement, and for a period of five (5) years thereafter, each party shall take all reasonable care to insure that information, whether written, printed, oral or other form, received by either party from the other under this Agreement shall not be disclosed or used for any purposes other than as intended by this Agreement by the parties or their agents or anyone acting on their behalf. The restrictions set forth in the preceding sentence apply with equal force to disclosure of information by directors, officers or employees of either party in their individual capacities. The restrictions set forth in this Paragraph 12.2 shall not apply to any

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information which comes into the public domain without disclosure by a party in violation of the terms of this Paragraph 12.2 or to any information which either party is required by law to disclose.

     13.   Insurance.  During the term of this Agreement, MPI shall secure and
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maintain a minimum of Two Million Dollars ($2,000,000) per occurrence of products liability insurance and agrees to name Carrington as an additional insured on such policy. In addition, such policy shall contain a clause which prohibits the product liability insurance carrier from canceling or modifying the insurance coverage without a minimum of thirty (30) days' prior written notice to Carrington. MPI shall provide Carrington with evidence of such insurance coverage within fifteen (15) days of the date of this Agreement.

     14.   Force Majeure.  Neither party shall be responsible for any failure,
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default or delay under this Agreement is such failure, default or delay is the result of any fire, strike, labor dispute, war, extraordinary governmental action, accident, act of God or any other cause of like character unforeseeable by, or beyond the control of, the party whose performance is delayed as a result thereof. In the event that either party's performance hereunder is suspended for any of the foregoing reasons for a period in excess of thirty (30) days, the other party may terminate this Agreement immediately upon written notice to the other.

     15.   Term and Termination.
           ---------------------

     15.1. This Agreement shall commence on the date hereof and shall remain in effect from the date hereof until December 31, 1997, unless sooner terminated as provided for elsewhere herein; provided, however, that at the expiration of the initial and each renewal term, this Agreement shall be renewed for an additional period of three (3) years unless either party shall deliver to the other party notice of its intention not to renew at least one hundred eighty (180) days prior to the expiration of the then-current term.

     15.2. Notwithstanding the terms of Section 15.1, in addition to any other rights either party may have to terminate this Agreement under other sections of this Agreement, this Agreement may be terminated as follows: (a) by Carrington at any time prior to December 31, 1997 upon thirty (30) days' written notice if Carrington, in its sole discretion, determine that its targeted sales volumes of the Products are not attainable; (b) by either party if the other party breaches any of its covenants, obligations or warranties hereunder and fails to cure any such breach within thirty (30) days after its receipt of notice of such breach in writing, which notice

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shall specify the term or terms of this Agreement which have been breached; or
(c) by either party, to the extent permitted by applicable law, if the other party shall (i) become insolvent or take or fail to take any action which constitutes its admission or inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for all or a substantial part of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application for which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or (v) indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order of relief or the appointment of a custodian receiver or trustee for a substantial part of tits properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more.

     15.3. The termination of this Agreement for any reason shall not affect any obligation of the parties which has already accrued as of the date of termination or those obligations which, from the context hereof, are intended to survive the termination of this Agreement.

     16.  Patents and Trademarks.  Except as otherwise provided in Paragraph 2.2
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herein, MPI shall bear all costs for the filing fees of patents, trademarks, licenses, grants and other requirements for the manufacture, sale or marketing of the Products and the protection of the patents, trademarks, registrations and other proprietary properties relating to the Products. MPI represents, to its best knowledge and belief, that none of the Products will infringe any proprietary rights of others, that no third party is infringing any intellectual property rights of MPI and that MPI owns the intellectual property rights used in the Products free and clear of any liens, claims, encumbrances or restrictions.

     17.  Assignment.  This Agreement shall not be assignable by either party
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without the prior written consent of the other party.

     18.  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties and there are no other understandings, representations, conditions or warranties of any kind, written or oral, expressed or implied, not set forth herein. No alteration or modification of this Agreement, or any waiver of any rights of either party hereunder shall be binding unless signed in writing by authorized representatives of both parties.

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     19.  Enforceability.  By its execution hereof, each party represents and
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warrants to the other that this Agreement has been duly and validly authorized by all necessary corporate action on its part, that this Agreement, when executed and delivered, will be duly and validly executed and delivered and binding on such party, enforceable in accordance with its terms and that its execution of this Agreement or its performance of its terms will not conflict with any other instrument or agreement to which it is a party or is subject or require the consent of any third party.

     20.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas without regard to principles of conflicts of law thereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day, month and year set forth above.


                              MEDICAL POLYMERS, INC.



                              By:___________________________________________
                                   Lee Cooke, President & C.E.O.


                              CARRINGTON LABORATORIES, INC.



                              By:___________________________________________
                                   Dr. Carlton E. Turner, President & C.E.O.

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                                   EXHIBIT A

                            DESCRIPTION OF PRODUCTS
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                                   EXHIBIT B

                         MINIMUM GUARANTIES OF PRODUCT
                         -----------------------------


First calendar year               1,000,000 ounces